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                                                                    Exhibit 23.2

           CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the reference to our firm under the caption "Experts" in the Reoffer Prospectus which is a part of the Registration Statement (Form S-8) and to the incorporation by reference in the Registration Statement
(Form S-8) pertaining to the Omnicare, Inc. 1992 Long-Term Stock Incentive Plan of our report dated March 6, 1998, with respect to the consolidated financial statements of CompScript, Inc., included in Omnicare, Inc.'s Annual Report (Form 10-K) for the year ended December 31, 1998, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Ernst & Young LLP
West Palm Beach, Florida
May 3, 1999




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